Exhibit 99.1

Scott Huennekens Appointed to Board of Directors

San Diego, California and Sydney, Australia (Thursday, 26 March 2015, AEDT) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) today announced that Scott Huennekens, a recognized business executive in the medical device industry, has been appointed to its Board of Directors as a non-executive director.

Scott Huennekens most recently served as President and Chief Executive Officer of Volcano Corporation, a global leader in intravascular imaging for coronary and peripheral applications, from April 2002 to February 2015. During his tenure with Volcano, he successfully led the Company from a start-up, through a $54 million IPO in 2006, to its eventual acquisition by Royal Phillips for $1.2 billion earlier this year. Previously, he served as President and Chief Executive Officer of Digirad Corporation, a leading provider of diagnostic imaging solutions, from 2000 to 2002. He joined Digirad as a start-up in 1997 as Chief Operating Officer and was promoted to President and Chief Executive Officer in 2000. During his tenure he led the company from a pre-revenue stage through successful product commercialization. Prior to joining Digirad he held senior positions at Baxter International, Inc. in the Edwards Cardiovascular Division and the Novacor division.

Mr. Huennekens currently serves on the boards of EndoChoice, Sonendo, Scripps Translational Science Institute, and the Medical Device Manufacturers Association (MDMA). He received his Bachelor of Science in Business Administration from the University of Southern California and an MBA from Harvard Business School.

“We are extremely pleased to welcome Scott Huennekens to our Board,” said Bob Stockman, REVA’s Chairman and Chief Executive Officer. “Scott is a highly-respected and seasoned business leader with extensive experience transitioning companies from a development stage to successful commercialization. His insight will be extremely valuable as we move REVA’s Fantom bioresorbable scaffold through clinical trials toward CE Mark approval and eventual European product launch.”

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are currently in clinical studies and have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial intended commercial product, the FantomTM scaffold, has been designed to offer an ideal balance of thinness and strength, and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, and estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 17, 2014, and as updated in our periodic reports since then. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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